Exhibit 32.1

Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Lim Chun Hoo and Colin Ellis, the Chief Executive Officer and Chief Financial Officer, respectively, of Fintech Scion Limited (the “Company”), hereby certify that based on the undersigned’s knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2024	/s/ Lim Chun Hoo
Lim Chun Hoo
Chief Executive Officer
(Principal Executive Officer)

Date: May 10, 2024	/s/ Colin Ellis
Colin Ellis
Chief Financial Officer
(Principal Financial and Accounting Officer)